Remy International, Inc. Announces Fourth Quarter and Full Year 2012 Results
PENDLETON, Ind., February 18, 2013 /PRNewswire/ -- Remy International, Inc. (NASDAQ:REMY), a leading worldwide manufacturer, remanufacturer, and distributor of starters and alternators for light vehicle and commercial vehicle applications, locomotive products and hybrid electric motors, today announced its financial results for the fourth quarter and full year ended December 31, 2012.
Fourth Quarter Highlights

•	Net sales of $268.3 million for the fourth quarter of 2012, a decline of 6% compared to $284.7 million for the fourth quarter of 2011

•	Adjusted EBITDA of $39.7 million for the fourth quarter of 2012, an improvement of 13% compared to $35.2 million for the fourth quarter of 2011

•	Net earnings attributable to common shareholders were $15.9 million for the fourth quarter of 2012 compared to $11.9 million for fourth quarter of 2011

•	Became a public reporting company in November and filed our first 10-Q

•	Listed on NASDAQ Stock Exchange on December 13, 2012

•	New business awarded during the quarter

◦	Dongfeng Peugeot Citroen and Shanghai GM alternator awards in China

◦	Hyundai starter award in North America

◦	Perkins motor award in China

◦	Renault OES award in Europe

◦	Mekonomen aftermarket business in Europe
Full Year Highlights

•	Net sales of $1,133.5 million for 2012, a decline of 5% compared to $1,195.0 million for 2011

•	Adjusted EBITDA of $153.5 million (13.5% of revenue), a decline of 11% compared to $172.4 million (14.4% of revenue) for 2011

◦	2011 results included one time commercial settlements of $7.3 million

•	Net earnings attributable to common shareholders were $138.6 million for full year 2012 compared to $62.2 million for full year 2011

◦	2012 results included the reversal of a valuation allowance on certain deferred tax assets resulting in an income tax benefit of $89.4 million as well as

◦	approximately $10.3 million of charges related to restructuring activities

•	Cash flow from operations of $65.8 million in 2012 compared to $69.5 million for 2011

•	Reduced net debt outstanding by $34.2 million from 2011 year-end net outstanding debt of $219.5 million to 2012 year-end net outstanding debt of $185.3 million

•	Secured new customer wins in the Original Equipment, Aftermarket and the Hybrid business

•	Completed construction and began installing equipment at the Wuhan, China plant and engineering center to meet the demand of newly awarded business

•	Completed plant closure of light duty aftermarket plant in Matehuala, Mexico

•	Made significant progress closing original equipment plant in Mezokovesd, Hungary

•	During the year, the Board commenced a quarterly dividend of $0.10 per share to common shareholders. For the full year, dividends of $0.30 per share were paid to common shareholders.

Financial Results	Three Months Ended	Three Months Ended
	Dec. 31, 2012	Dec. 31, 2011
Net sales	$268.3 million	$284.7 million
Net earnings attributable to common shareholders	$15.9 million	$11.9 million
Diluted earnings per share	$ 0.51	$ 0.39
Net cash provided by operating activities	$26.8 million	$15.2 million
Adjusted EBITDA	$39.7 million	$35.2 million

	Twelve Months Ended	Twelve Months Ended
	Dec. 31, 2012	Dec. 31, 2011
Net sales	$1,133.5 million	$1,195.0 million
Net earnings attributable to common shareholders	$138.6 million	$62.2 million
Diluted earnings per share	$ 4.47	$ 2.10
Net cash provided by operating activities	$65.8 million	$69.5 million
Adjusted EBITDA	$153.5 million	$172.4 million

“In spite of challenges in many of our markets, 2012 was a successful year for Remy. We delivered $1.1 billion in revenue and adjusted EBITDA of $153.5 million. We grew with key customers across the globe and built our backlog of new business. During the year, we signed significant contracts. We continued our growth with Asian customers and completed construction of a new facility in Wuhan, China that will be integral to our growth in the Chinese market. We also secured new business with wholesale distributor customers. While the hybrid market did not develop as anticipated, we are well positioned with all the major North American suppliers, and will be prepared as the market develops. We also accomplished a major milestone by becoming a publicly listed company on the NASDAQ stock market and initiated quarterly dividends for the first time in many years,” stated John Weber, Remy International, Inc. President and Chief Executive Officer.
Fred Knechtel, Remy International, Inc. Chief Financial Officer, added, “Full year financial performance for the company was solid in spite of recession in Europe, slower than anticipated North American commercial vehicle market and currency headwinds. Our balance sheet continued to improve and is at its strongest point in over 10 years. The operational restructuring efforts improved our cost structure at the end of 2012.”
Weber continued, “I recently announced my decision to transition from day-to-day management responsibilities as CEO. As I complete my seven year tenure at Remy, I’d like to thank the employees of Remy for accomplishing what we set out to do. Remy is a stable, profitably growing, industry leading global company whose best days are ahead. I’d also like to affirm the Board’s choice of Jay Pittas to be President and CEO of Remy effective March 1, 2013. His Remy experience, industry knowledge, astute insight and unwavering integrity make him the right leader at this time for Remy. I will continue to serve on Remy’s Board of Directors. As Remy’s fourth largest shareholder, I will continue to help the company any way I can.”
Jay Pittas, added “I believe I speak for everyone at Remy when I say that we could not have completed this remarkable turnaround without the passion and energy of John Weber. I am glad he will stay on the board at Remy. I am excited to help continue the success of Remy. I’m very proud of our Company. I believe we can grow our business globally and we can continue to take advantage of the changes and expansion of the transportation industry. We have the people, global resources, and the reputation to lead that change.”

About Remy
Founded by the Remy Brothers in 1896, Remy International, Inc. is a leading global manufacturer and remanufacturer of alternators, starter motors and electric traction motors. Headquartered in Pendleton, IN, with global operations across five continents and 10 countries, Remy International markets products under the Delco Remy® and Remy® brands. Known for innovation, efficiency, quality, and best-in-class customer service and support, Remy International’s products are integrated by leading industrial, specialty, automotive and heavy-duty OEMs, and aftermarket providers worldwide. We Start the World & Keep It RunningTM.

Conference Call
Remy will host a call with investors and analysts to discuss fourth quarter and full year 2012 results on Tuesday, February 19, 2013, beginning at 9 a.m. Eastern Time. A live webcast of the conference call will be available on the Remy Investor Relations website at www.remyinc.com. The conference call replay will also be available via webcast through the Remy Investor Relations website at www.remyinc.com.

Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, Remy has provided Adjusted EBITDA, a non-GAAP financial measure, which is frequently used by management, analysts, investors and other interested parties. Management believes that the non-GAAP financial measure presented provides a useful measure of Remy’s financial performance since it excludes certain items which do not reflect ongoing operations including costs associated with restructuring costs, impairment of assets related to capital investments, interest on our debt and non-cash stock based compensation charges. Adjusted EBITDA is defined by the Company as net earnings before (i) interest expense, (ii) tax expense, (iii) depreciation and amortization expense, (iv) stock-based compensation expense, (v) net income attributable to noncontrolling interest, (vi) restructuring, other charges and other impairment charges, (vii) loss on extinguishment of debt, (viii) preferred stock dividends, (ix) loss on extinquishment of preferred stock, (x) and other adjustments. Adjusted EBITDA as defined by the Company may differ from non-GAAP measures used by other companies and is not a measurement under GAAP. Net debt is defined as short-term debt plus long-term debt less cash and cash equivalents. There are limitations inherent in non-GAAP financial measures in that they exclude a variety of charges and credits that are required to be included in a GAAP presentation, and therefore do not present the full measure of the Company's recorded costs against its revenue. Accordingly, in analyzing Remy’s future financial performance, non-GAAP results presented should be considered together with GAAP results, rather than as an alternative to GAAP basis financial measures. Reconciliations of non-GAAP measures to related GAAP measures are presented below.

Forward Looking Statements
This press release contains forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts.  Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from anticipated results. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events to reflect the new information, future events, or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to, future financial results and liquidity, development of new products and services, the effect of competitive products or pricing, the effect of commodity and raw material prices, the impact of supply chain cost management initiatives, restructuring risks, customs duty claims, litigation uncertainties and warranty claims, conditions in the automotive industry, foreign currency fluctuations, costs related to re-sourcing and outsourcing products, the effect of economic conditions, and other risks identified in the “Special note regarding forward-looking statements”, “Risk Factors” and other sections of the Company S-1/A and other filings with the Securities and Exchange Commission.

A copy of the fourth quarter and full year 2012 Financial Report will be available on the Remy International Website at http://www.remyinc.com under Investor Relations.
Investor Contact: Eric Struik, Vice President of Finance
Struik.Eric@remyinc.com
(765) 778-6749
SOURCE : Remy International, Inc.

Remy International, Inc.
Index of consolidated financial information

Consolidated statement of operations (unaudited) for the three months ended December 31, 2012 and December 31, 2011	A-2
Consolidated statement of operations for the years ended December 31, 2012 (unaudited) and December 31, 2011	A-3
Reconciliation of non-GAAP financial measures (unaudited) for the three months and years ended December 31, 2012 and December 31, 2011	A-4

Remy International, Inc.
Consolidated statements of operations
(Unaudited)

	Three months ended December 31,
(In thousands of dollars, except per share amounts)	2012	2011
Net sales	$268,265	$284,678
Cost of goods sold	208,900	224,833
Gross profit	59,365	59,845
Selling, general, and administrative expenses	31,629	36,589
Restructuring and other charges	1,307	2,208
Operating income	26,429	21,048
Interest expense	6,710	7,263
Income before income taxes	19,719	13,785
Income tax expense	3,181	1,164
Net income	16,538	12,621
Less net income attributable to noncontrolling interest	610	715
Net income attributable to common stockholders	$15,928	$11,906

Basic earnings per share:
Earnings per share	$0.52	$0.40
Weighted average shares outstanding	30,676	30,090
Diluted earnings per share:
Earnings per share	$0.51	$0.39
Weighted average shares outstanding	30,996	30,688

Remy International, Inc.
Consolidated statements of operations
(unaudited)

	Years ended December 31,
(In thousands of dollars, except per share amounts)	2012	2011
Net sales	$1,133,547	$1,194,953
Cost of goods sold	895,843	925,052
Gross profit	237,704	269,901
Selling, general, and administrative expenses	129,520	139,685
Intangible asset impairment charges	—	5,600
Restructuring and other charges	10,271	3,572
Operating income	97,913	121,044
Interest expense	27,757	30,900
Income before income taxes	70,156	90,144
Income tax (benefit) expense	(71,229)	14,813
Net income	141,385	75,331
Less net income attributable to noncontrolling interest	2,774	3,445
Net income attributable to Remy International, Inc.	138,611	71,886
Preferred stock dividends	—	(2,114)
Loss on extinguishment of preferred stock	—	(7,572)
Net income attributable to common stockholders	$138,611	$62,200

Basic earnings per share:
Earnings per share	$4.53	$2.14
Weighted average shares outstanding	30,616	29,096
Diluted earnings per share:
Earnings per share	$4.47	$2.10
Weighted average shares outstanding	30,990	29,674

Remy International, Inc.
Reconciliation of non-GAAP financial measures
(Unaudited)

Adjusted EBITDA and net debt are not a measure of performance defined in accordance with accounting principles generally accepted in the United States (U.S. GAAP). We use adjusted EBITDA and net debt as a supplement to our U.S. GAAP results in evaluating our business. Other companies in our industry define adjusted EBITDA differently from us and, as a result, our measure is not comparable to similarly titled measures used by other companies in our industry.
Adjusted EBITDA
We define adjusted EBITDA as net income attributable to common stockholders before interest expense, tax expense, depreciation and amortization, stock-based compensation expense, net income attributable to noncontrolling interest, restructuring, other charges and other impairment charges, loss on extinguishment of debt, preferred stock dividends, loss on extinguishment of preferred stock and other adjustments as set forth in the reconciliations provided below.
Adjusted EBITDA is one of the key factors upon which we assess performance. As an analytical tool, adjusted EBITDA assists us in comparing our performance over various reporting periods on a consistent basis because it excludes items that we do not believe reflect our ongoing operating performance.
Adjusted EBITDA should not be considered as an alternative to net income as an indicator of our performance, as an alternative to net cash provided by operating activities as a measure of liquidity, or as an alternative to any other measure prescribed by U.S. GAAP. There are limitations to using non-U.S. GAAP measures such as adjusted EBITDA. Although we believe that adjusted EBITDA may make an evaluation of our operating performance more consistent because it removes items that do not reflect our ongoing operations, adjusted EBITDA excludes certain financial information that some may consider important in evaluating our performance.
The following table sets forth a reconciliation of adjusted EBITDA to its most directly comparable U.S. GAAP measure, net income attributable to common stockholders.

	Three months ended December 31,		Years ended December 31,
(in thousands)	2012	2011	2012	2011
Net income attributable to common stockholders	$15,928	$11,906	$138,611	$62,200
Adjustments:
Interest expense	6,710	7,263	27,757	30,900
Income tax expense (benefit)	3,181	1,164	(71,229)	14,813
Depreciation and amortization	10,050	9,126	38,060	35,252
Stock-based compensation expense	1,842	2,846	7,261	6,884
Net income attributable to noncontrolling interest	610	715	2,774	3,445
Restructuring and other charges	1,307	2,208	10,271	3,572
Intangible asset impairment charges	—	—	—	5,600
Preferred stock dividends	—	—	—	2,114
Loss on extinguishment of preferred stock	—	—	—	7,572
Other	99	—	24	24
Total adjustments	23,799	23,322	14,918	110,176
Adjusted EBITDA	$39,727	$35,228	$153,529	$172,376

Net Debt
We define net debt as short-term debt plus long-term debt less our cash and cash equivalents. Net debt is one of the key factors upon which we analyze how much debt we have in relation to our cash reserves and assessing our leverage.
The following table shows the reconciliation of net debt outstanding to our U.S. GAAP balance sheet.

	As of December 31,
(in thousands)	2012	2011
Short-term debt	$9,098	$14,243
Current maturities of long-term debt	3,470	10,268
Long-term debt, net of current maturities	284,475	286,680
Less:
Cash and cash equivalents	111,733	91,684
Net debt	$185,310	$219,507